UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation or organization)

8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□	Emerging growth company

□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The following information is provided pursuant to the indicated paragraphs of Item 5.02 of Form 8-K:

(b)   On February 23, 2018, United State Cellular Corporation’s (U.S. Cellular) parent company, Telephone and Data Systems, Inc. (TDS), issued a press release disclosing that Douglas D. Shuma will retire from his offices at TDS and its subsidiaries effective May 18, 2018. In connection therewith, Mr. Shuma will retire as U.S. Cellular’s Chief Accounting Officer effective May 18, 2018.  A copy of TDS’s press release was filed by TDS on a Current Report on Form 8-K dated February 23, 2018, which Form 8-K is incorporated by reference herein (TDS Form 8-K).

Mr. Shuma is also a director of U.S. Cellular, but his term as a director will continue after May 18, 2018 until his term expires at the U.S. Cellular annual meeting of shareholders on May 22, 2018, and Mr. Shuma will not stand for re-election at such meeting.

(c)   (1)   As disclosed in the TDS Form 8-K, Douglas W. Chambers will succeed to Mr. Shuma’s offices at TDS and its subsidiaries effective May 18, 2018.  In connection therewith, Mr. Chambers will succeed Mr. Shuma as U.S. Cellular’s Chief Accounting Officer effective on such date.  It is expected that the U.S. Cellular board of directors will approve this appointment in March 2018.

       (2)   Mr. Chambers, age 48, will serve in such capacity for a term commencing on May 18, 2018, until his successor is elected and qualifies.

Mr. Chambers is currently Vice President and Controller of U.S. Cellular and is an officer of many of its subsidiaries. There is no arrangement or understanding between Mr. Chambers and any other person pursuant to which he was selected to serve in any U.S. Cellular office.

Mr. Chambers has no family relationship with any director or executive officer or person nominated or chosen by U.S. Cellular to become a director or executive officer of U.S. Cellular.

Since the beginning of 2017, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which U.S. Cellular or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000, in which Mr. Chambers had or will have a direct or indirect material interest.

During the past five years, Mr. Chambers has held several accounting and finance positions at U.S. Cellular and TDS.  Mr. Chambers has been Vice President and Controller of U.S. Cellular since June 2017.  Prior to that, he was Vice President and Controller of TDS since March 2015.  Prior to that, he served in various accounting and finance capacities at TDS for more than five years.

Further information with respect to Mr. Chambers, including further information with respect to his background and experience, is incorporated by reference herein from the TDS Form 8-K.

       (3)   Mr. Chambers did not become a party, and is not expected to become a party, with U.S. Cellular to any material plan, contract or arrangement or material amendment in connection with the foregoing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	March 1, 2018

		By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)